UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 16, 2020
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
On June 16, 2020, Black Knight, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule 1 thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 7,130,000 shares of common stock, par value $0.0001, of the Company (“Common Stock”) to the Underwriters at a public offering price of $70.25 per share, which includes 930,000 shares of Common Stock sold pursuant to the full exercise of the Underwriters’ option to purchase additional shares (the “Offering”). The Offering closed on June 19, 2020. The net proceeds to the Company from the Offering were approximately $484.2 million, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to repay amounts outstanding under its revolving credit facility and for working capital and general corporate purposes, which may include future acquisitions and investments.

The Offering was made pursuant to a prospectus supplement, dated June 16, 2020, and the prospectus, dated June 16, 2020, included in the Company’s registration statement on Form S-3 (File No. 333-239210) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on June 16, 2020.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares of Common Stock by the Company to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company and certain of its directors and executive officers also agreed not to sell or transfer any Common Stock for 60 days after June 16, 2020 without first obtaining the written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC as representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit. The legal opinion of Weil, Gotshal & Manges LLP relating to the Registration Statement is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated June 16, 2020, by and among Black Knight, Inc. and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein
5.1	Opinion of Weil, Gotshal & Manges LLP
23.1	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	June 19, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel